UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

November 10, 2007

____________________________

HYDROGEN CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

(Commission File Number)		(IRS Employer Identification No.)
0-32065	2 Juniper Street Versailles, PA 15132 (Address of Principal Executive Offices and zip code)	86-0965692

(412) 405-1000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a material Definitive Agreement.

On November 10, 2007, HydroGen Corporation (the “Company”) and Mr. Leo Blomen, Chairman of the Board of Directors of the Company and Chief Executive Officer and Chief Technology Officer of the Company, mutually agreed to terminate the services he provides through Blomenco, B.V. (“Blomenco”) as Chief Executive Officer and Chief Technology Officer to the Company and HydroGen, LLC, a wholly-owned subsidiary of the Company. In connection with this termination of services, on November 10, 2007, the Company, Mr. Blomen and Blomenco entered into a Separation Agreement and General Release (the “Separation Agreement”) and a Consulting Services Agreement, each as more fully described below.

Pursuant to the Separation Agreement and provided that it is not revoked by Mr. Blomen on or before November 17, 2007, Mr. Blomen is entitled to receive (i) €252,000 to be paid out in equal bi-monthly installments; (ii) a pro-rated annual bonus for the year of termination; and (iii) a lump sum payment of the Euro equivalent of $31,583 to be paid on or before January 15, 2008. In addition, as long as the Consulting Services Agreement remains in effect, Mr. Blomen is entitled to have his shares underlying his option continue to vest in accordance with the terms of the Stock Option Agreement between Mr. Blomen and the Company dated December 11, 2006.

Pursuant to the Separation Agreement, Mr. Blomen and Blomenco agree to release the Company, HydroGen, LLC, and each of their past and present employees, officers, directors, attorneys, owners, partners, insurers, benefit plan fiduciaries and agents, and all of their respective predecessors, successors and assigns from standard claims, causes of action, complaints, lawsuits or liabilities of any kind which Mr. Blomen his heirs, agents or assigns or Blomenco may have to the maximum extent permitted by law. The Company also agrees to release Mr. Blomen and Blomenco from any claims, causes of actions, complaints, lawsuits or liabilities of any kind arising out of his services to the Company prior to the termination date based upon facts which are known to the Company or its Board of Directors as of his termination date, other than any such claims, based upon facts which are known or unknown, for theft, embezzlement, breach of fiduciary duty, fraud, misappropriation of Company assets or business opportunity, or self dealing.

By the terms of the Separation Agreement, Mr. Blomen and Blomenco are prohibited from using or disclosing any Company confidential or proprietary information acquired while providing services to the Company or HydroGen, LLC.

The description of the Separation Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

On November 10, 2007, Hydrogen, LLC, Mr. Blomen and Blomenco entered into a Consulting Services Agreement through which Mr. Blomen will provide consulting services to the Company and Hydrogen, LLC at the rate of €175 Euros per hour for a minimum of 1000 hours in the first twelve months following the effective date of the agreement. Either party may terminate the agreement at any time after twelve months from the effective date of the agreement with six months’ notice to the other party. During each month of the six month notice period, Mr. Blomen will be required to provide those number of hours of service equal to the monthly average of hours of service provided by him for the twelve months prior to the notice of termination. The Company, at its option, may pay Mr. Blomen for such hours instead of requiring him to provide these services. The Company may at any time terminate the Consulting Services Agreement if Mr. Blomen or Blomenco fail to perform consulting services reasonable assigned, engage in intentional wrongdoing in connection with the performance of the consulting services, perform such services negligently or in an unsatisfactory manner, or breach any contract with the Company. The Company shall also pay Mr. Blomen in equal monthly payments at a yearly rate of €25,000 for Mr. Blomen’s service as Chairman of the Board of Directors of the Company. As a condition precedent to entering into the Consulting Services Agreement, Mr. Blomen and Blomenco were required to sign a Confidential Information, Noncompetition and Invention Assignment Agreement. The Consulting Services Agreement shall automatically terminate if Mr. Blomen revokes the Separation Agreement on or prior to November 17, 2007.

The description of the Consulting Services Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Consulting Services Agreement, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

On November 10, 2007, Mr. Blomen and Blomenco executed a Confidential Information, Noncompetition and Invention Assignment Agreement (the “Confidential Information Agreement”) pursuant to which Mr. Blomen and Blomenco have agreed to hold in the strictest of confidence and not to use Company proprietary and confidential information during the consulting relationship and thereafter. In addition, Mr. Blomen and Blomenco have agreed to assign to the Company all world-wide rights, title and interest in any and all inventions, original works of authorship, developments, improvements, and trade secrets which were made by either or both of them from May 3, 2001 to the date of the Confidential Information Agreement, which relate in any way to the Company’s business, products or research and development, or proposed business, products, research or development, including but not limited to any patents filed or issued before of after the date of the Confidential Information Agreement. Mr. Blomen and Blomenco have also granted to the Company an exclusive (including as to Mr. Blomen and Blomenco), perpetual, irrevocable, assignable, transferable, world-wide royalty free license in the industry for medium and high temperature fuel cell power plants for applications greater than one megawatt of any and all inventions, original works of authorship, developments, improvements, and trade secrets which were made by either or both of them prior to May 3, 2001, which relate in any way to the Company’s business, products or research and development, or proposed business, products, research or development, including but not limited to any patents filed or issued before or after the date of the Confidential Information Agreement; provided that such license shall become non-exclusive on the later of three years from the date of the Confidential Information Agreement and eighteen months from the date of termination of the Consulting Services Agreement. During Mr. Blomen’s consulting relationship with the Company and for a period of one year thereafter he is prohibited from competing against the Company.

The description of the Confidential Information Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Confidential Information Agreement, which is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in Item 1.01, on November 10, 2007, the Company and Mr. Blomen, Chief Executive Officer and Chief Technology Officer of the Company, mutually agreed to terminate the services that Mr. Blomen provides through Blomenco as Chief Executive Officer and Chief Technology Officer to the Company and HydroGen, LLC. Mr. Blomen shall remain as Chairman of the Board of Directors of the Company.

On November 10, 2007, the Company appointed Mr. John J. Freeh, 55, as its Chief Executive Officer. Prior to being appointed Chief Executive Officer of the Company, Mr. Freeh served as an Independent Director of the Company since 2005 and as Lead Independent Director since August 2007. Mr. Freeh will continue to serve as a member of the Board of Directors. From July 2001 until February 2007, he was the President of Lockheed Martin Systems Management (“LMSM”), a one billion dollar defense systems services company within Lockheed Martin. He was also a Lockheed Martin corporate officer, and was responsible for the oversight and integration of all of Lockheed Martin energy-related activities. Prior to his LMSM assignment, Mr. Freeh was appointed President and General Manager of the Knolls Atomic Power Laboratory (“KAPL, Inc.”) by General Electric.  KAPL, Inc. is one of only two joint Department of Energy/Navy laboratories dedicated to Naval Nuclear Propulsion research, design, testing and training of reactor operators for the US Nuclear Navy.

In connection with Mr. Freeh’s appointment, on November 10, 2007, Mr. Freeh was extended and accepted an offer letter (the “Offer Letter”) describing the terms of his employment. Pursuant to the Offer Letter, Mr. Freeh is entitled to receive an annual base salary of $300,000; an annual bonus targeted at 70% of base salary; an option to purchase 607,244 shares of the Company’s common stock; and standard executive level benefits and perquisites. The Offer Letter provides that Mr. Freeh will be an “at-will” employee whose employment can be terminated by him or the Company at anytime. Mr. Freeh's employment can also be terminated at anytime by the  Company for Cause (as defined in the Offer Letter) or by him for Good Reason (as defined in the Offer Letter).

If Mr. Freeh’s employment is terminated by the Company without Cause or by him for Good Reason (but not due to death) he is entitled to receive one year of annual salary to be paid over time as if his employment continued and a pro-rated annual bonus. If Mr. Freeh is terminated within six months prior to a Change of Control (as defined in the Offer Letter) (provided there is evidence of discussions of a Change of Control during this six month period) or within one year after such Change of Control, Mr. Freeh shall be entitled to a lump sum payment equal to 1.5x his annual salary in addition to any other severance payments he is entitled to; an annual bonus assuming full achievement of personal goals and actual achievement of Company goals; and complete vesting of his stock options.

The description of the terms of Mr. Freeh’s Offer Letter set forth above does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is filed hereto as Exhibit 10.4 and is incorporated herein by reference.

In connection with Mr. Freeh’s appointment as Chief Executive Officer, Mr. Freeh also executed a Confidential Information, Noncompetition and Invention Assignment Agreement (the “Freeh Confidential Information Agreement”) pursuant to which Mr. Freeh has agreed to hold in the strictest of confidence and not to use Company proprietary and confidential information during his employment and thereafter. During Mr. Freeh’s employment with the Company and for a period of one year thereafter he is prohibited from competing against the Company.

The description of the Freeh Confidential Information Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Freeh Confidential Information Agreement, which is filed hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or bylaws; Change in Fiscal Year.

On November 10, 2007, the Board of Directors of the Company approved an amendment (the “Amendment”) to the Company’s By-laws (the “By-laws”). A copy of the Amendment is attached hereto as Exhibit 3.1 to this Current Report and is incorporated herein by reference. Prior to the adoption of the Amendment, the By-laws provided that the Chief Executive Officer of the Company be the Chairman of the Board of Directors of the Company. The Amendment effectively removes this requirement and provides for the procedures for selecting the Chairman of the Board of Directors of the Company.

Item 7.01.	Regulation FD Disclosure.

On November 13, 2007, the Company issued a press release announcing the appointment of Mr. John J. Freeh, 55, as Chief Executive Officer replacing Mr. Leo Blomen, 52, who retains his position as Chairman of the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01, including that incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item, including that incorporated herein by reference, shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amendment to the HydroGen Corporation By-laws
10.1	Separation Agreement and General Release by and among HydroGen Corporation, Leo Blomen and Blomenco, B.V. dated as of November 10, 2007.
10.2	Consulting Services Agreement by and among HydroGen, LLC, Leo Blomen and Blomenco, B.V. dated as of November 10, 2007.
10.3	Confidential Information, Noncompetition, and Invention Assignment Agreement dated as of November 10, 2007 by Leo Blomen and Blomenco, B.V.
10.4	Offer Letter to John J. Freeh, dated as of November 10, 2007
10.5	Confidential Information, Noncompetition, and Invention Assignment Agreement dated as of November 10, 2007 by John J. Freeh
99.1	Press Release of HydroGen Corporation dated November 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 13, 2007	HYDROGEN CORPORATION

	By:	/s/ Joshua Tosteson
	Name:	Joshua Tosteson
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the HydroGen Corporation By-laws
10.1	Separation Agreement and General Release by and among HydroGen Corporation, Leo Blomen and Blomenco, B.V. dated as of November 10, 2007.
10.2	Consulting Services Agreement by and among HydroGen, LLC, Leo Blomen and Blomenco, B.V. dated as of November 10, 2007.
10.3	Confidential Information, Noncompetition, and Invention Assignment Agreement dated as of November 10, 2007 by Leo Blomen and Blomenco, B.V.
10.4	Offer Letter to John J. Freeh, dated as of November 10, 2007
10.5	Confidential Information, Noncompetition, and Invention Assignment Agreement dated as of November 10, 2007 by John J. Freeh
99.1	Press Release of HydroGen Corporation dated November 13, 2007.